                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   Form 8-K/A
                           Amendment No. 2 to Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported): May 1, 1997


                      LEXINGTON CORPORATE PROPERTIES, INC.
             (Exact Name of Registrant as specified in its charter)


          Maryland                      1-12386                  13-3717318
(State or other jurisdiction        (Commission File            (IRS Employer
      of incorporation)                  Number)             Identification No.)

                 355 Lexington Avenue, New York, New York 10017
               (Address of Principal Executive Offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (212) 692-7260


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

The Registrant has entered into a definitive agreement to acquire, through a merger, Corporate Realty Income Trust I ("CRIT"). A description of such acquisition and merger is set forth on the Registrant's Current Report on From 8-K filed with the Commission on June 2, 1997.

Item 7. Financial Statements, Pro Forma Information and Exhibits.

(a) Financial Statements of properties acquired.

In accordance with Rule 3-14 of Regulation S-X, the Registrant is required to file financial statements for 50% of the value of the properties acquired since January 1, 1997. The Registrant has previously reported the acquisition of the Exel Properties in its 8-K filing dated June 2, 1997.

                          INDEPENDENT AUDITORS' REPORT
Exel Properties:

We have audited the accompanying historical summary of revenues and certain operating expenses ("Historical Summary") of the Exel Properties (the "Properties") for the year ended December 31, 1996. This Historical Summary is the responsibility of the Properties' management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and is not intended to be a complete presentation of revenues and expenses.

In our opinion, the historical summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses of the Exel Properties for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                       /s/ KPMG PEAT MARWICK LLP

                                       KPMG PEAT MARWICK LLP
New York, New York
July 2, 1997

                               THE EXEL PROPERTIES

          Historical Summary of Revenues and Certain Operating Expenses
                      For the Year ended December 31, 1996


Revenues:
Rental Income                                  $2,794,031

Certain operating expenses                             --
                                               ----------
Excess of revenues over certain
     operating expenses                        $2,794,031
                                               ==========

See accompanying notes to historical summary.

                               THE EXEL PROPERTIES

     NOTES TO HISTORICAL SUMMARY OF REVENUES AND CERTAIN OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996

(1) Business

The Exel Properties (the "Properties") consist of three industrial properties located near Harrisburg, Pennsylvania. In aggregate, the Properties contain 761,200 square feet on 46.56 acres of land.

(2) Basis of Presentation

The Historical Summary of Revenues and Certain Operating Expenses (the "Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X. The Historical Summary includes the historical revenue and certain operating expenses of the Properties. Interest income, mortgage interest expense, depreciation, amortization and other expenses are not reflected in the Historical Summary. Therefore, the Historical Summary is not intended to represent the complete results of operations of the Properties and may not be comparable to the corresponding amounts reflected in the future operations of the Properties.

The Historical Summary has been prepared on the accrual basis of accounting.

Management of the Properties has made estimates and assumptions relating to the reporting of income and expenses and the disclosure of contingent assets and liabilities to prepare the Historical Summary in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

(3) Revenues

The Properties are subject to net leases with Exel Logistics, Inc. ("Exel") which expire on November 20, 2006. The current annual rent is $2,536,941 and will increase by 9.27% on December 1, 1997 and by 9.27% every three years thereafter. The obligations of Exel under the leases are unconditionally guaranteed by its parent company, NFC, plc. All leases are accounted for as operating leases. Base rental income is recognized on a straight-line basis over the terms of the leases.

Minimum future rents from the Properties under noncancellable operating leases as of December 31, 1996 are as follows:

                  Year ended December 31
                  ----------------------
                         1997                           $ 2,556,544
                         1998                             2,772,184
                         1999                             2,772,184
                         2000                             2,793,605
                         2001                             3,029,239
                         Thereafter                      15,736,438
                                                        -----------
                                                        $29,660,194
                                                        ===========

(4) Subsequent Event

On March 19, 1997, the Exel Properties were acquired by Lexington Corporate Properties, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     LEXINGTON CORPORATE PROPERTIES, INC.


                                     By: /s/ T. Wilson Eglin
                                        ---------------------------------------
                                         T. Wilson Eglin
                                         President and Chief Operating Officer

Date:  August 4, 1997